================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K
                                 Current Report

                             ----------------------

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported) July 23, 2002

                             ----------------------

                                GATX Corporation
             (Exact Name of Registrant as Specified in its Charter)



         New York                        1-2328                 36-1124040
(State or other jurisdiction   (Commission file number)      (I.R.S. employer
    of incorporation)                                     identification number)



                             500 West Monroe Street,
                          Chicago, Illinois 60661-3676
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (312) 621-6200


================================================================================

ITEM 5.  OTHER EVENTS

ON JULY 23, 2002, GATX CORPORATION ISSUED THE FOLLOWING PRESS RELEASE:

GATX CORPORATION REPORTS 2002 SECOND QUARTER RESULTS

         CHICAGO, July 23 - GATX Corporation (NYSE:GMT) today announced its 2002 second quarter results, reporting net income of $20.4 million or $.42 per diluted share compared to net income of $21.6 million or $.44 per diluted share in the prior year period. Excluding non-comparable items, second quarter 2001 income would have been $41.0 million or $.83 per diluted share.

         For the six month period ending June 30, 2002, GATX reported net income of $45.5 million or $.92 per diluted share compared to net income of $192.3 million or $3.90 per diluted share in the prior year. Excluding non-comparable items, income for the six month period ending June 30 was $39.3 million or $.80 per diluted share compared to $71.4 million or $1.45 per diluted share in the prior year period. Non-comparable items as referenced in this press release include items such as gains on the sale of GATX Terminals-related assets, telecommunications-related charges and costs associated with the closing of a railcar repair facility in the first half of 2001, and any goodwill adjustment as required to be recognized in the current year under FAS 142.

         Ronald H. Zech, chairman and CEO of GATX, stated, "Consistent with the recent quarters, we continue to experience weak conditions in our primary markets which are negatively affecting lease revenue and new investment volume. In addition, we continue to maintain a high liquidity position in response to volatile capital market conditions, and this is negatively affecting our 2002 net income. Pressures in the operating and capital markets were partially mitigated by lower selling, general, and administrative expenses, and a successful effort to improve operating efficiency.

         "In Rail, fleet utilization is flat and the pricing environment continues to be very competitive. Economic indicators and traffic trends in the rail industry are turning up, but this has not yet translated into improved conditions in the market. In addition to continued pressure on lease rates, new car demand remains soft, as customers have been hesitant to make long-term commitments for new equipment.

         "Conditions in the air business have improved following the post-September 11th turmoil, however, air carriers continue to face financial challenges. Lease rate pressure continues across the industry, although the relative performance of our air portfolio has been excellent. We have leased or received letters of intent on all of our 2002 new aircraft deliveries and all of our 2002 renewals. With our 2002 delivery and renewal schedule complete, we have turned our attention to 2003 where we have already obtained letters of intent from carriers for three of our six new deliveries.

         "Our technology leasing business is experiencing market dynamics that mirror those in our rail business: economic indicators are turning positive, but new investment volume has yet to respond. Our second quarter technology investment volume was stable with prior quarters, however, corporate IT spending programs have not generated meaningful volume growth.

         "In addition to ongoing market softness, which continues to suppress lease revenues, investment volume, and remarketing opportunities, our current EPS outlook reflects two other factors. First, our decision to maintain a high liquidity position will negatively impact our 2002 EPS by approximately $.10-$.15 per diluted share. Second, as disclosed earlier in the second quarter, we are in the process of complying with a Federal Railroad Administration order related to a limited number of older GATX-built railcars. The impact of this order, in the form of inspection costs and lost revenue, is expected to negatively impact 2002 EPS by approximately $.10-$.15 per diluted share.

         "We previously indicated that due to current operating and capital market conditions, achieving our original 2002 EPS target of $2.00-$2.20 per share presented a significant challenge. Based on continued weakness in our end markets and the above-mentioned factors, we now expect 2002 EPS, excluding non-comparable items, to be in the range of $1.50-$1.70 per diluted share."

         Mr. Zech concluded, "Although the current environment is challenging, there are several factors underlying the optimism we have regarding our long-term outlook. As noted, general economic indicators have turned up and the key variables we track in the rail industry, including chemical demand, chemical shipments, and manufacturing capacity utilization, have shown signs of recovering from a downturn. To the extent that these positive trends continue, we are confident that this will result in renewed demand for railcars and stronger lease pricing.

         "Additionally, we have addressed many of the uncertainties that surrounded our air business following September 11th. We have financed new deliveries at attractive rates, utilization across our portfolio remains very high, and our aircraft portfolio has proven to be one of the most resilient in the industry. We are also well positioned to enhance growth in our core markets through portfolio acquisitions. During the second quarter, we acquired 2,700 railcars in an attractive transaction for GATX, and we are actively pursuing other portfolio acquisition opportunities. Lastly, by reducing costs and improving operating efficiency, we have established the foundation for substantial earnings leverage when our underlying markets rebound."

FINANCIAL SERVICES

         Financial Services reported second quarter net income of $15.1 million compared to $13.5 million in the prior year period. For the six month period ending June 30, Financial Services' reported net income of $22.1 million compared to $24.2 million in the prior year period. Excluding non-comparable items from the 2001 results, second quarter and year-to-date income was $32.0 million and $52.5 million, respectively. On a comparable basis, the decrease in 2002 income was driven by lower net lease revenues, asset remarketing and warrant gains, partially offset by stronger joint venture income and lower SG&A expenses.

         Investment volume in the second quarter totaled $324 million compared to $336 million in the prior year period. Year to date, investment volume totaled $632 million compared to $824 million in the prior year period. The prior year included $130 million related to the acquisition of the El Camino technology portfolio. The 2002 year-to-date investment volume includes $349 million of air investments, reflecting the company's scheduled deliveries of new A320 and B737 aircraft.

         Pre-tax spread totaled $40.2 million in the second quarter compared to $42.4 million in the prior year period. Annualized pre-tax spread in the second quarter was 5.5% of average investments, level with the prior year period and up from 4.6% in the 2002 first quarter. Increased joint venture income and net operating lease income, primarily associated with new aircraft deliveries, led to the increase compared to the first quarter.

         Remarketing income, comprised of both gains on asset sales and residual sharing fees, was $18.3 million in the second quarter compared to $49.2 million in the prior year period. The 2001 second quarter remarketing gains were particularly high due to secondary market activity in the air and specialty sectors. Year to date, 2002 remarketing income totaled $25.9 million compared to $63.0 million in the prior year period. Warrant income, which was a significant contributor to the 2001 second quarter results with $12.3 million of gains, was negligible in the 2002 second quarter and on a year-to-date basis.

         Consistent with ongoing efforts to improve operating efficiency and reduce expenditures, Financial Services' 2002 second quarter and year-to-date SG&A expenses totaled $25.1 million and $46.8 million respectively, compared to $38.8 million and $71.1 million in the prior year comparative periods.

GATX RAIL

         GATX Rail reported net income of $12.2 million in the second quarter, flat with the prior year period. For the six month period ending June 30, GATX Rail reported net income of $30.2 million compared to $8.9 million in the prior year period. Excluding non-comparable items from the 2001 six month results, income was $25.1 million. The primary driver behind the year-over-year improvement in six month results is related to strong remarketing gains reported in the 2002 first quarter. A substantial reduction in SG&A expenditures has also served to offset ongoing lease rate and utilization pressures.

         Utilization of GATX Rail's North American fleet was 92% at the end of the second quarter, flat with the prior year period and up from 91% at the end of the first quarter. The slight increase in second quarter utilization is primarily related to the Federal Railroad Administration order and the deployment of existing idle cars to replace affected cars. Absent this activity, second quarter utilization remained flat with first quarter levels. GATX Rail's North American fleet totaled 132,000 cars at the end of the second quarter, essentially flat with the end of the first quarter.

         The most recent report on North American manufacturing capacity utilization, one of several benchmarks for economic activity and ultimately demand for railcars, indicated that manufacturing plants are operating at 76% of capacity, up from 74% at the end of the first quarter. Additionally, chemical railcar shipments have started to increase, although marginally, on a year-over-year basis. These positive trends, however, have not yet resulted in new car orders as railcar manufacturers continue to report low manufacturing backlogs.

CONSOLIDATED CREDIT STATISTICS

         The company continues to maintain an overall allowance position at the high end of its stated comfort range of 4.0%-6.5%. At the end of the second quarter, the allowance for losses was 6.5% of reservable assets compared to 6.0% at the end of 2001 and 6.4% at the end of the first quarter.

         Net charge-offs and impairments totaled $19.1 million during the second quarter, or 1.0% of average total assets on an annualized basis. In the prior year period, net charge-offs and impairments totaled $44.6 million, or 2.4% of average total assets on an annualized basis. For the six month period ending June 30, net charge-offs and impairments totaled $41.2 million (1.1%) compared to $74.6 million (2.1%) in the prior year period.

         Non-performing leases and loans totaled $134.5 million or 4.6% of Financial Services' investments compared to $96.4 million (3.4%) at the end of 2001 and $95.2 million (3.1%) in the prior year period. The increase in non-performing leases and loans is driven by one airline credit that GATX has opted to place on non-performing status. Absent this account, non-performing leases and loans would have decreased marginally from year-end and prior period levels.

COMPANY DESCRIPTION

         GATX Corporation (NYSE: GMT) is a specialized finance and leasing company. It uniquely combines asset knowledge and services, structuring expertise, partnering and risk capital to provide business solutions to customers and partners worldwide. GATX specializes in railcar and locomotive leasing, aircraft operating leasing, information technology leasing, venture finance and specialty finance.

TELECONFERENCE INFORMATION

GATX Corporation will host a teleconference to discuss second quarter results. Teleconference details are as follows:

                               Tuesday, July 23rd
                              11:00 AM EASTERN TIME
                                       ------------
                      Domestic Dial-In:      1-888-639-6205
                      International Dial-In: 1-952-556-2846
                  Replay: 1-800-475-6701 / Access Code: 645036

Call in details and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.

FORWARD-LOOKING STATEMENTS

Certain statements within this document may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are identified by words such as "anticipate," "believe," "estimate," "expects," "intend," "predict," or "project" and similar expressions. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Although the company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties include, but are not limited to, general economic conditions, aircraft and railcar lease rate and utilization levels, conditions in the capital markets and the potential for a downgrade in our credit rating, either of which could have an effect on our borrowing costs or our ability to access the markets for commercial paper or secured and unsecured debt; dynamics affecting customers within the chemical, petroleum and food industries; competitors in the rail and air markets who may have access to capital at lower costs that GATX; additional potential write-downs and/or provisions within GATX's portfolio; and general market conditions in the rail, air, technology, venture, and other large-ticket industries.

FOR FURTHER INFORMATION CONTACT:
ANALYSTS AND INVESTORS
Robert C. Lyons
GATX Corporation
312-621-6633

Investor, corporate information and press releases may be found at http://www.gatx.com. A variety of current financial information, historical financial information, press releases and photographs are available at this site.

                               --Tabular Follows--



(07/23/02)

                        GATX CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                     (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                            THREE MONTHS ENDED             SIX MONTHS ENDED
                                                                  JUNE 30                       JUNE 30
                                                       ---------------------------    ---------------------------
                                                           2002           2001            2002           2001
                                                       ------------   ------------    ------------   ------------
GROSS INCOME
  Revenues                                             $      331.5   $      422.6    $      634.3   $      778.6
  Gain on extinguishment of debt(a)                             0.6           --              14.5           --
  Share of affiliates' earnings                                21.8           14.6            39.8           29.1
                                                       ------------   ------------    ------------   ------------
TOTAL GROSS INCOME                                            353.9          437.2           688.6          807.7

OWNERSHIP COSTS
  Depreciation and amortization                                92.1          109.4           185.0          212.1
  Interest, net                                                57.8           68.0           113.2          129.0
  Operating lease expense                                      48.5           48.4            92.4           96.7
                                                       ------------   ------------    ------------   ------------
TOTAL OWNERSHIP COSTS                                         198.4          225.8           390.6          437.8

OTHER COSTS AND EXPENSES
  Operating expenses                                           59.1           61.0           104.7          124.1
  Selling, general and administrative                          49.2           66.3            93.6          123.6
  Provision for possible losses                                 9.2           16.2            26.9           37.5
  Asset impairment charges                                      3.8           30.6             6.4           30.6
  Fair value adjustments for derivatives                        2.4           (0.7)            3.7            0.4
                                                       ------------   ------------    ------------   ------------
TOTAL OTHER COSTS AND EXPENSES                                123.7          173.4           235.3          316.2

INCOME FROM CONTINUING OPERATIONS
      BEFORE INCOME TAXES                                      31.8           38.0            62.7           53.7

INCOME TAX PROVISION                                           11.4           15.5            23.4           26.8
                                                       ------------   ------------    ------------   ------------

INCOME FROM CONTINUING OPERATIONS                              20.4           22.5            39.3           26.9

DISCONTINUED OPERATIONS
  Operating results, net of taxes                              --             (0.9)           --              1.5
  Gain on sale of portion of segment, net of taxes             --             --               6.2          163.9
                                                       ------------   ------------    ------------   ------------
TOTAL DISCONTINUED OPERATIONS                                  --             (0.9)            6.2          165.4

                                                       ------------   ------------    ------------   ------------
NET INCOME                                             $       20.4   $       21.6    $       45.5   $      192.3
                                                       ============   ============    ============   ============

PER SHARE DATA
Basic:
    Income from continuing operations                  $        .42   $        .46    $        .81   $        .56
    (Loss) income from discontinued operations                 --             (.01)            .12           3.41
                                                       ------------   ------------    ------------   ------------
    Total                                              $        .42   $        .45    $        .93   $       3.97
                                                       ============   ============    ============   ============
Average number of common shares (in thousands)               48,866         48,495          48,825         48,378
Diluted:
    Income from continuing operations                  $        .42   $        .46    $        .80   $        .55
    (Loss) income from discontinued operations                 --             (.02)            .12           3.35
                                                       ------------   ------------    ------------   ------------
         Total                                         $        .42   $        .44    $        .92   $       3.90
                                                       ============   ============    ============   ============
Average number of common shares and common share
equivalents (in thousands)                                   49,258         49,287          49,196         49,314
    Dividends declared per common share                $        .32   $        .31    $        .64   $        .62


(a) Represents gain on extinguishment of non-recourse debt related to transactions for which a provision for possible loss or an asset impairment charge was recorded.

                        GATX CORPORATION AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                  (IN MILLIONS)

                                                       JUNE 30      DECEMBER 31
                                                         2002          2001
                                                      ----------    ----------

ASSETS
CASH AND CASH EQUIVALENTS                             $    320.1    $    222.9
RESTRICTED CASH                                            161.2         124.4

RECEIVABLES
  Rent and other receivables                               146.2         144.2
  Finance leases                                           767.5         868.3
  Secured loans                                            498.5         557.4
  Less - allowance for possible losses                     (91.1)        (94.2)
                                                      ----------    ----------
                                                         1,321.1       1,475.7

OPERATING LEASE ASSETS, FACILITIES AND OTHER
  Railcars and service facilities                        2,957.3       2,958.2
  Operating lease investments and other                  2,114.3       1,794.0
  Less - allowance for depreciation                     (2,058.1)     (2,028.3)
                                                      ----------    ----------
                                                         3,013.5       2,723.9

Progress Payments for aircraft and other equipment         157.4         260.0
                                                      ----------    ----------
                                                         3,170.9       2,983.9

INVESTMENTS IN AFFILIATED COMPANIES                        948.4         953.0
GOODWILL, NET OF ACCUMULATED AMORTIZATION                   74.0          63.3
OTHER ASSETS                                               376.9         286.5
                                                      ----------    ----------
                                                      $  6,372.6    $  6,109.7
                                                      ==========    ==========

LIABILITIES, DEFERRED ITEMS AND SHAREHOLDERS'
EQUITY

ACCOUNTS PAYABLE                                      $    283.9    $    293.6
ACCRUED EXPENSES                                            21.2          36.8

DEBT
  Short-term                                                41.8         328.5
  Long-term:
     Recourse                                            3,478.6       2,897.3
     Nonrecourse                                           667.8         728.2
  Capital lease obligations                                148.1         163.0
                                                      ----------    ----------
                                                         4,336.3       4,117.0

DEFERRED INCOME TAXES                                      518.9         464.5
OTHER DEFERRED ITEMS                                       319.8         316.0
                                                      ----------    ----------

  Total Liabilities and Deferred Items                   5,480.1       5,227.9

TOTAL SHAREHOLDERS' EQUITY                                 892.5         881.8
                                                      ----------    ----------
                                                      $  6,372.6    $  6,109.7
                                                      ==========    ==========

                        GATX CORPORATION AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                                  (IN MILLIONS)

                                                                       THREE MONTHS ENDED         SIX MONTHS ENDED
                                                                            JUNE 30                    JUNE 30
                                                                      --------------------    ------------------------
                                                                        2002        2001         2002          2001
                                                                      --------    --------    ----------    ----------
OPERATING ACTIVITIES
Income from continuing operations                                     $   20.4    $   22.5    $     39.3    $     26.9
Adjustments to reconcile income from continuing
operations to net cash provided by continuing operations:
Realized gains on remarketing of leased equipment                        (17.6)      (41.0)        (27.4)        (49.5)
Gains on sales of securities                                              (0.6)      (12.3)         (1.1)        (27.6)
Depreciation and amortization                                             92.1       109.4         185.0         212.1
Provision for possible losses                                              9.2        16.2          26.9          37.5
Asset impairment charges                                                   3.8        30.6           6.4          30.6
Deferred income taxes                                                     25.8         5.9          38.1         110.0
Gain on extinguishment of debt                                            (0.6)       --           (14.5)         --
Payments related to litigation settlement                                 --          (2.4)         --           (96.4)
Other, including working capital                                           3.9        37.2         (85.4)        (48.8)
                                                                      --------    --------    ----------    ----------
Net cash provided by continuing operations                               136.4       166.1         167.3         194.8

INVESTING ACTIVITIES
Additions to equipment on lease, net of nonrecourse financing
  for leveraged leases, operating lease assets and facilities           (250.0)     (198.6)       (513.6)       (503.6)
Secured loans extended                                                   (43.5)     (122.9)        (55.3)       (203.4)
Investments in affiliated companies                                      (12.3)      (38.7)        (26.6)       (155.2)
Progress payments                                                        (28.4)      (48.4)        (58.9)        (82.5)
Other investments                                                        (15.2)       (8.2)        (16.6)       (112.4)
                                                                      --------    --------    ----------    ----------
Portfolio investments and capital additions                             (349.4)     (416.8)       (671.0)     (1,057.1)
Portfolio proceeds                                                       209.8       277.4         480.6         525.8
Proceeds from other asset sales                                            1.8       191.4           4.8         196.4
                                                                      --------    --------    ----------    ----------
Net cash (used in) provided by investing activities of continuing       (137.8)       52.0        (185.6)       (334.9)
operations

FINANCING ACTIVITIES
Proceeds from issuance of long-term debt                                 585.0       330.0       1,161.1         392.0
Repayment of long-term debt                                             (353.2)     (347.9)       (671.4)       (651.9)
Net decrease in short-term debt                                          (43.7)     (416.8)       (286.7)       (372.3)
Repayment of capital lease obligations                                    (2.9)       (3.1)        (14.9)        (11.3)
Issuance of common stock and other                                         2.8         2.4           4.3          14.1
Cash dividends                                                           (15.6)      (15.1)        (31.2)        (30.1)
                                                                      --------    --------    ----------    ----------
Net cash provided by (used in) financing activities of
continuing operations                                                    172.4      (450.5)        161.2        (659.5)
NET TRANSFERS FROM (TO) DISCONTINUED OPERATIONS                            1.5        --           (12.1)         (7.6)
                                                                      --------    --------    ----------    ----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS FROM                172.5      (232.4)        130.8        (807.2)
 CONTINUING OPERATIONS
PROCEEDS FROM SALE OF PORTION OF SEGMENT                                  --         115.7           3.2       1,144.1
TAXES PAID ON GAIN FROM SALE OF SEGMENT                                   --        (148.2)         --          (148.2)
NET DECREASE IN CASH AND CASH EQUIVALENTS FROM
 DISCONTINUED OPERATIONS                                                  --          --            --           (12.6)
                                                                      --------    --------    ----------    ----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                  $  172.5    $ (264.9)   $    134.0    $    176.1
                                                                      ========    ========    ==========    ==========

                        GATX CORPORATION AND SUBSIDIARIES
                            SEGMENT DATA (UNAUDITED)
                        THREE MONTHS ENDED JUNE 30, 2002
                                  (IN MILLIONS)


                                                  GATX        FINANCIAL     CORPORATE     DISCONTINUED       GATX
                                                  RAIL         SERVICES     AND OTHER      OPERATIONS    CONSOLIDATED
                                                --------      ---------     ---------     ------------   ------------
Revenues
  Lease Income                                  $  155.0       $  105.9      $  --         $      --        $  260.9
  Marine Shipping Revenue                           --             22.8         --                --            22.8
  Interest Income                                   --             13.2         --                --            13.2
  Asset Remarketing Income                           0.2           18.3         --                --            18.5
  Gain on Sale of Securities                        --              0.6         --                --             0.6
  Fees                                              --              3.3         --                --             3.3
  Other                                              8.3            4.0         (0.1)             --            12.2
                                                --------       --------      -------       ---------        --------
Total Revenues                                     163.5          168.1         (0.1)             --           331.5
Gain on Extinguishment of Debt                      --              0.6         --                --             0.6
Share of Affiliates' Earnings                        2.3           19.5         --                --            21.8
                                                --------       --------      -------       ---------        --------
Total Gross Income                                 165.8          188.2         (0.1)             --           353.9

Depreciation and Amortization                       29.0           62.8          0.3              --            92.1
Interest Expense, net                               16.2           37.1          4.5              --            57.8
Operating Lease Expense                             43.4            5.0          0.1              --            48.5
                                                --------       --------      -------       ---------        --------
Total Ownership Costs                               88.6          104.9          4.9              --           198.4

Operating Expenses                                  40.4           18.7         --                --            59.1
SG&A                                                18.6           25.1          5.5              --            49.2
Provision for Possible Losses                        0.3            8.9         --                --             9.2
Asset Impairment Charges                            --              3.8         --                --             3.8
Other Expenses                                      (0.1)           2.5         --                --             2.4
                                                --------       --------      -------       ---------        --------
Total Other Costs and Expenses                      59.2           59.0          5.5              --           123.7

Income (Loss) from Continuing Operations
  before Income Taxes                               18.0           24.3        (10.5)             --            31.8
Income Tax Expense (Benefit)                         5.8            9.2         (3.6)             --            11.4
                                                --------       --------      -------       ---------        --------
Income (Loss) from Continuing Operations            12.2           15.1         (6.9)             --            20.4

Discontinued Operations
  Operating results, net of taxes                   --             --           --                --            --
  Gain on Sale, net                                 --             --           --                --            --
                                                --------       --------      -------       ---------        --------
Total Discontinued Operations                       --             --           --                --            --

                                                --------       --------      -------       ---------        --------
Net Income (Loss)                               $   12.2       $   15.1      $  (6.9)      $      --        $   20.4
                                                ========       ========      =======       =========        ========

                        GATX CORPORATION AND SUBSIDIARIES
                            SEGMENT DATA (UNAUDITED)
                        THREE MONTHS ENDED JUNE 30, 2001
                                  (IN MILLIONS)


                                                  GATX        FINANCIAL    CORPORATE   DISCONTINUED      GATX
                                                  RAIL        SERVICES     AND OTHER   OPERATIONS    CONSOLIDATED
                                                --------      --------     ----------  ------------  ------------
Revenues
  Lease Income                                  $  160.1      $  140.4       $ --         $   --         $  300.5
  Marine Shipping Revenue                           --            25.2         --             --             25.2
  Interest Income                                   --            17.9         --             --             17.9
  Asset Remarketing Income                           1.1          49.2         --             --             50.3
  Gain on Sale of Securities                        --            12.3         --             --             12.3
  Fees                                              --             4.6         --             --              4.6
  Other                                              9.9           1.2          0.7           --             11.8
                                                --------      --------       ------       ------         --------
Total Revenues                                     171.1         250.8          0.7           --            422.6
Share of Affiliates' Earnings                        2.5          12.1         --             --             14.6
                                                --------      --------       ------       ------         --------
Total Gross Income                                 173.6         262.9          0.7           --            437.2

Depreciation and Amortization                       29.2          79.5          0.7           --            109.4
Interest Expense, net                               18.3          49.9         (0.2)          --             68.0
Operating Lease Expense                             40.2           7.4          0.8           --             48.4
                                                --------      --------       ------       ------         --------
Total Ownership Costs                               87.7         136.8          1.3           --            225.8

Operating Expenses                                  41.6          19.2          0.2           --             61.0
SG&A                                                23.7          38.8          3.8           --             66.3
Provision for Possible Losses                        0.2          16.0         --             --             16.2
Asset Impairment Charges                            --            30.6         --             --             30.6
Other Expenses                                       0.1          (0.8)        --             --             (0.7)
                                                --------      --------       ------       ------         --------
Total Other Costs and Expenses                      65.6         103.8          4.0           --            173.4

Income (Loss) from Continuing Operations
  before Income Taxes                               20.3          22.3         (4.6)          --             38.0
Income Tax Expense (Benefit)                         8.1           8.8         (1.4)          --             15.5
                                                --------      --------       ------       ------         --------
Income (Loss) from Continuing Operations            12.2          13.5         (3.2)          --             22.5

Discontinued Operations
  Operating results, net of taxes                   --            --           --           (0.9)            (0.9)
  Gain on Sale, net                                 --            --           --             --             --
                                                --------      --------       ------       ------         --------
Total Discontinued Operations                       --            --           --           (0.9)            (0.9)
                                                --------      --------       ------       ------         --------
Net Income (Loss)                               $   12.2      $   13.5       $ (3.2)      $ (0.9)        $   21.6
                                                ========      ========       ======       ======         ========

Page 12
                        GATX CORPORATION AND SUBSIDIARIES
                            SEGMENT DATA (UNAUDITED)
                         SIX MONTHS ENDED JUNE 30, 2002
                                  (IN MILLIONS)

                                                  GATX         FINANCIAL    CORPORATE   DISCONTINUED     GATX
                                                  RAIL         SERVICES     AND OTHER    OPERATIONS   CONSOLIDATED
                                                --------      -----------  ----------- -------------- ------------
Revenues
  Lease Income                                  $  311.9       $  204.6      $  --        $  --        $  516.5
  Marine Shipping Revenue                           --             24.7         --           --            24.7
  Interest Income                                   --             28.6         --           --            28.6
  Asset Remarketing Income                           3.9           25.9         --           --            29.8
  Gain on Sale of Securities                        --              1.1         --           --             1.1
  Fees                                              --              7.9         --           --             7.9
  Other                                             20.5            5.9         (0.7)        --            25.7
                                                --------       --------      -------      -------      --------
Total Revenues                                     336.3          298.7         (0.7)        --           634.3
Gain on Extinguishment of Debt                      --             14.5         --           --            14.5
Share of Affiliates' Earnings                        6.0           33.8         --           --            39.8
                                                --------       --------      -------      -------      --------
Total Gross Income                                 342.3          347.0         (0.7)        --           688.6

Depreciation and Amortization                       57.9          126.5          0.6         --           185.0
Interest Expense, net                               32.9           72.2          8.1         --           113.2
Operating Lease Expense                             86.5            5.7          0.2         --            92.4
                                                --------       --------      -------      -------      --------
Total Ownership Costs                              177.3          204.4          8.9         --           390.6

Operating Expenses                                  81.2           23.5         --           --           104.7
SG&A                                                36.9           46.8          9.9         --            93.6
Provision for Possible Losses                        0.6           26.3         --           --            26.9
Asset Impairment Charges                            --              6.4         --           --             6.4
Other Expenses                                      (0.2)           3.9         --           --             3.7
                                                --------       --------      -------      -------      --------
Total Other Costs and Expenses                     118.5          106.9          9.9         --           235.3


Income (Loss) from Continuing Operations
  before Income Taxes                               46.5           35.7        (19.5)        --            62.7
Income Tax Expense (Benefit)                        16.3           13.6         (6.5)        --            23.4
                                                --------       --------      -------      -------      --------
Income (Loss) from Continuing Operations            30.2           22.1        (13.0)        --            39.3

Discontinued Operations
  Operating results, net of taxes                   --             --           --           --            --
  Gain on Sale, net                                 --             --           --            6.2           6.2
                                                --------       --------      -------      -------      --------
Total Discontinued Operations                       --             --           --            6.2           6.2

                                                --------       --------      -------      -------      --------
Net Income (Loss)                               $   30.2       $   22.1      $ (13.0)     $   6.2      $   45.5
                                                ========       ========      =======      =======      ========

Page 13
                        GATX CORPORATION AND SUBSIDIARIES
                            SEGMENT DATA (UNAUDITED)
                         SIX MONTHS ENDED JUNE 30, 2001
                                  (IN MILLIONS)

                                                  GATX         FINANCIAL    CORPORATE   DISCONTINUED     GATX
                                                  RAIL         SERVICES     AND OTHER    OPERATIONS   CONSOLIDATED
                                                --------      -----------  ----------- -------------- ------------
Revenues
  Lease Income                                  $  312.1      $  277.2     $   --         $   --        $  589.3
  Marine Shipping Revenue                           --            28.1         --             --            28.1
  Interest Income                                   --            37.4         --             --            37.4
  Asset Remarketing Income                           1.7          63.0         --             --            64.7
  Gain on Sale of Securities                        --            27.6         --             --            27.6
  Fees                                              --             8.5         --             --             8.5
  Other                                             20.0           2.4          0.6           --            23.0
                                                --------      --------     --------       --------      --------
Total Revenues                                     333.8         444.2          0.6           --           778.6
Share of Affiliates' Earnings                        4.5          24.6         --             --            29.1
                                                --------      --------     --------       --------      --------
Total Gross Income                                 338.3         468.8          0.6           --           807.7

Depreciation and Amortization                       57.5         153.3          1.3           --           212.1
Interest Expense, net                               36.3          99.9         (7.2)          --           129.0
Operating Lease Expense                             79.4          15.7          1.6           --            96.7
                                                --------      --------     --------       --------      --------
Total Ownership Costs                              173.2         268.9         (4.3)          --           437.8

Operating Expenses                                 102.9          21.0          0.2           --           124.1
SG&A                                                44.8          71.1          7.7           --           123.6
Provision for Possible Losses                        0.3          37.2         --             --            37.5
Asset Impairment Charges                            --            30.6         --             --            30.6
Other Expenses                                       0.5          (0.1)        --             --             0.4
                                                --------      --------     --------       --------      --------
Total Other Costs and Expenses                     148.5         159.8          7.9           --           316.2

Income (Loss) from Continuing Operations
  before Income Taxes                               16.6          40.1         (3.0)          --            53.7
Income Tax Expense                                   7.7          15.9          3.2           --            26.8
                                                --------      --------     --------       --------      --------
Income (Loss) from Continuing Operations             8.9          24.2         (6.2)          --            26.9

Discontinued Operations
  Operating results, net of taxes                   --            --           --              1.5           1.5
  Gain on Sale, net                                 --            --           --            163.9         163.9
                                                --------      --------     --------       --------      --------
Total Discontinued Operations                       --            --           --            165.4         165.4

                                                --------      --------     --------       --------      --------
Net Income (Loss)                               $    8.9      $   24.2     $   (6.2)      $  165.4      $  192.3
                                                ========      ========     ========       ========      ========

                       GATX CORPORATION AND SUBSIDIARIES
                                CREDIT STATISTICS

                                                             2Q02              12/31/01          2Q01
                                                        -------------------------------------------------
        Total Assets, Excluding Cash(a)                   $ 7,449.6           $ 7,369.1         $ 7,431.3
        Reservable Assets                                   1,412.2             1,569.9           1,742.8
        Financial Services Investments                      2,933.3             2,839.7           3,084.3

        Allowance for Losses                                   91.1                94.2             111.0
        Allowance for Losses as a Percentage
             of Reservable Assets                               6.5%                6.0%              6.4%

        Net Charge-Offs and Asset Impairments
             and Write-Downs                                   19.1                                  44.6
        Net Charge-Offs/Impairments/Write-Downs
            as a Percentage of Average Total Assets             1.0%                                  2.4%

        Non-performing Investments                            134.5                96.4              95.2
        Non-performing Investments as a Percentage              4.6%                3.4%              3.1%
             of Financial Services' Investments

        CAPITAL STRUCTURE
        Short-term Debt, Net of Unrestricted Cash            (278.3)              105.6            (158.6)
        Long-term Debt:
             On Balance Sheet
             Recourse                                       3,478.6             2,897.3           2,955.6
             Nonrecourse                                      667.8               728.2             639.0

             Off Balance Sheet
             Recourse                                       1,149.2             1,183.2           1,199.8
             Nonrecourse                                      409.1               423.5             416.3

        Capital Lease Obligations                             148.1               163.0             152.9

        Total Net Debt Obligations                          5,574.5             5,500.8           5,205.0
        Total Net Recourse Debt                             4,497.6             4,349.1           4,149.7
        Shareholders' Equity and Allowance for Losses         983.6               976.0           1,066.5

        Recourse Leverage                                       4.6                 4.5               3.9

        ASSET REMARKETING INCOME
           Disposition gains on owned assets                   17.6                                  41.0
           Residual sharing fees                                0.9                                   9.3
                                                          ---------                            ----------
                                                               18.5                                  50.3

        PORTFOLIO PRE-TAX SPREAD
           Lease Income                                       105.9                                 140.3
           Interest Income                                     13.2                                  17.9
           Share of Affiliates' Earnings                       19.5                                  12.1
           Interest Expense                                   (35.4)                                (48.0)
           Operating Lease Expense and Depreciation           (63.0)                                (79.9)
                                                          ---------                            ----------
        Total Portfolio Pre-tax Spread                         40.2                                  42.4
        Total Portfolio Pre-tax Spread as a Percentage
             of Financial Services' Investments                 5.5%                                  5.5%

        RAIL CAR DATA
        North American Fleet Utilization                         92%                                   92%

        Beginning Fleet Size                                130,829                               130,742
           Additions                                          2,743                                 1,249
           Scrappings                                        (1,992)                               (1,081)
                                                          ---------                            ----------
        Ending Fleet Size                                   131,580                               130,910



           (a) Includes off balance sheet assets

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                                GATX CORPORATION
                                         ---------------------------------
                                                   (Registrant)

                                                 /s/ Brian Kenney
                                         ---------------------------------
                                                  Brian A. Kenney
                                             Senior Vice President and
                                              Chief Financial Officer
                                             (Duly Authorized Officer)



Date:  July 26, 2002